Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-276503) pertaining to the Smith Douglas Homes Corp. 2024 Incentive Award Plan of our report dated April 1, 2024, with respect to the consolidated financial statements of Smith Douglas Holdings LLC and Subsidiaries, included in the Annual Report (Form 10-K) of Smith Douglas Homes Corp. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 1, 2024